Exhibit 24.1

POWER OF ATTORNEY
Each of the undersigned does hereby appoint MICHAEL J. HOLSTON as his/her true and lawful attorney to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Annual Report on Form 10-K of Merck & Co., Inc. for the fiscal year ended December 31, 2017 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.
IN WITNESS WHEREOF, this instrument has been duly executed as of the 27th day of February 2018.
MERCK & CO., Inc.

/s/ Kenneth C. Frazier	Chairman, President and Chief Executive Officer
Kenneth C. Frazier	(Principal Executive Officer; Director)

/s/ Robert M. Davis	Executive Vice President, Chief Financial Officer and Global Services
Robert M. Davis	(Principal Financial Officer)

/s/ Rita A. Karachun	Senior Vice President Finance—Global Controller
Rita A. Karachun	(Principal Accounting Officer)
DIRECTORS

/s/ Leslie A. Brun	/s/ Carlos E. Represas
Leslie A. Brun	Carlos E. Represas

/s/ Thomas R. Cech	/s/ Paul B. Rothman
Thomas R. Cech	Paul B. Rothman

/s/ Pamela J. Craig	/s/ Patricia F. Russo
Pamela J. Craig	Patricia F. Russo

/s/ Thomas H. Glocer	/s/ Craig B. Thompson
Thomas H. Glocer	Craig B. Thompson

/s/ Rochelle B. Lazarus	/s/ Wendell P. Weeks
Rochelle B. Lazarus	Wendell P. Weeks

/s/ John H. Noseworthy	/s/ Peter C. Wendell
John H. Noseworthy	Peter C. Wendell